SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET MIDDLE MARKET DEBT FUND INC.

(Name of Registrant as Specified in Its Charter)

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VOTE TODAY! Dear Shareholder, Our records indicate you have not voted your shares Your vote is required to approve the new management contracts1 Without your vote, the Fund’s operations may be terminated Once your vote has been counted, you will no longer receive these mailings from the Fund As previously announced, the Western Asset Middle Market Debt Fund Inc. (the “Fund”) Special Meeting of Shareholders is now scheduled to be held on August 28, 2020. The record date for eligible shareholders to vote at the meeting is July 20, 2020. Our records indicate that you are eligible to vote and have not yet voted your shares. Your vote is necessary to enable the Fund’s investment manager and subadvisers to continue to operate the Fund and deliver the uninterrupted value that you rely on. Without approval of these new agreements, the Fund may be forced to liquidate. Liquidation could result in serious negative implications for long-term shareholders. Remember, failure to vote is the same as voting against the new agreements. Vote the Proxy Card Today We urge you to follow the unanimous recommendation of the Fund’s Board of Directors to vote “FOR” the new agreements on the proxy card. Please vote today to continue to receive the returns and distribution payouts you rely on!

Your Vote is Important Please Call Computershare to Vote Now You can vote by internet, telephone or by signing and dating the proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: Computershare Shareholders Call Toll Free: (866) 859-8682 Fund Services Notes 1 The “change of control” resulting from the pending combination of Legg Mason Inc. (“Legg Mason”), the parent company of the Fund’s investment manager and subadvisers, and Franklin Resources, Inc., a global investment management organization operating as Franklin Templeton, will cause your Fund’s management and subadvisory agreements to terminate. Forward Looking Statement Past performance is no guarantee of future results. The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. All investments are subject to risk including the possible loss of principal. All benchmark performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in a benchmark.